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                                                                    EXHIBIT 11.1

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                                            THEE MONTHS ENDED
                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1997        1996
                                                                           -------     -------
                                                                             (IN THOUSANDS,
                                                                                 EXCEPT
                                                                           PER SHARE AMOUNTS)
Shares issued and outstanding(1).........................................   18,824      16,226
Shares due to Astron(2)..................................................      537         566
                                                                           -------     -------
Weighted average ordinary shares (basic).................................   19,361      16,792
                                                                           -------     -------
Ordinary share equivalent -- stock options(3)............................    1,018          --
                                                                           -------     -------
Weighted average ordinary shares and equivalents.........................   20,379      16,792
                                                                           =======     =======
Net income (loss)........................................................  $ 5,941     $  (223)
                                                                           =======     =======
Basic earnings (loss) per share:.........................................  $  0.31     $ (0.01)
                                                                           =======     =======
Diluted Earnings (loss) per share:.......................................  $  0.29     $ (0.01)
                                                                           =======     =======

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(1) Shares issued and outstanding -- based on the weighted average method.

(2) Shares due to Astron in June 1998.

(3) Stock options -- based on the treasury stock method using average market price for the six month periods ending December 31, 1997 and 1996.